                                                                    EXHIBIT 99.2



                              [Front of Proxy Card]



                     SOLICITED BY THE BOARD OF DIRECTORS OF

                           DEEPTECH INTERNATIONAL INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                                     , 1998



         The undersigned hereby appoints Thomas P. Tatham and _____________, and each or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock, par value $.01 per share ("Common Stock"), of DeepTech International Inc. ("DeepTech") held of record by the undersigned on __, 1998, at the Special Meeting of Stockholders (the "Special Meeting") which will be held at ___________, Houston, Texas, on _____, 1998 if necessary in connection with the approval of the Agreement and Plan of Merger, dated as of February 27, 1998, as amended by Amendment No. 1 dated ________, 1998 (as amended, the "Amended Merger Agreement"), among DeepTech, El Paso Natural Gas Company ("El Paso"), El Paso Acquisition Company, a wholly owned subsidiary of El Paso ("Merger Sub") and El Paso Energy Corporation, a wholly owned subsidiary of El Paso ("El Paso Energy"), and the merger (the "Merger") of DeepTech with El Paso Energy or a subsidiary of El Paso Energy, and the transactions contemplated by the Amended Merger Agreement and at any adjournment(s) or postponement(s) of such meeting for the purpose identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Special Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposal 1.



     SEE (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE) REVERSE SIDE

                             [Reverse of Proxy Card]


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


         1.  APPROVAL OF THE AMENDED MERGER AGREEMENT AND THE MERGER.


              [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


         2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.



[ ] Mark here for comments

[ ] Mark here for address change and note at left.

         Please mark, sign, date and return this proxy card promptly using the enclosed envelope. Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.



Signature :_______________ Date:_____________



Signature :_______________ Date:_____________